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Sutherland                                        1275 Pennsylvania Avenue, N.W.
Asbill &                                             Washington, D.C. 20004-2415
Brennan LLP                                                         202.383.0100
                                                                fax 202.637.3593
ATTORNEYS AT LAW                                                  www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com


                                               March 28, 2001

The Board of Trustees
TIAA-CREF Life Funds
730 Third Avenue
New York, New York 10017-3206

              Re:    TIAA-CREF Life Funds
                     Registration Statement on Form N-1A
                     File Nos. 333-61759 and 811-08961

Ladies and Gentlemen:

              We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 4 to the above-referenced registration statement on Form N-1A. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                 Sincerely,

                                 SUTHERLAND ASBILL & BRENNAN LLP

                                 By:     /s/ Steven B. Boehm
                                         -----------------------------
                                         Steven B. Boehm



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